                               LAND O'LAKES, INC.
                                  NEWS RELEASE


FOR MORE INFORMATION, CONTACT:

         Lydia Botham      651-481-2123
         David Karpinski   651-481-2360



LAND O'LAKES REPORTS FIRST QUARTER RESULTS

April 24, 2003 (Arden Hills, Minn.) ... Land O'Lakes officials today outlined the company's first quarter financial results, while also commenting on progress against several strategic initiatives. The company reported sales of $1.45 billion and a net loss of $400,000 for the quarter, as compared to sales of $1.52 billion and a net loss of $1.0 million for the first quarter of 2002. EBITDA (Earnings Before Interest, Taxes, Depreciation, Amortization and other items) for the quarter was $40.7 million versus $43.9 million for the first quarter of 2002.

STRATEGIC INITIATIVES
Officials of the national dairy and agricultural cooperative indicated the quarter saw the company make progress in the areas of portfolio management, paying down debt and growing its branded businesses.

In portfolio management, Land O'Lakes reported progress in reducing its exposure to market risk in swine operations, the ongoing restructuring of its Upper Midwest dairy infrastructure and movement toward completion of Cheese and Protein International (CPI), its West Coast cheese and whey manufacturing facility, the first stage of which came on line last May.

In relation to paying down debt, Land O'Lakes reported $61 million in first quarter payments on term debt and an improvement in its long-term debt to capital ratio to 50.8 percent, as compared to 55.4 percent at the end of the first quarter of 2002. An additional $11 million of term debt was paid down in April.

The company's liquidity was also strong, despite seasonal increases in working capital needs. Land O'Lakes reported $34 million in cash balances and more than $200 million of unused borrowing capacity at the end of the quarter. In addition, the company is in compliance with all its financing covenants.

Highlights in the area of branded business growth included the upcoming launch of two new LAND O LAKES-branded butter products, as well as positive performance and growth in CROPLAN GENETICS-branded seed, the AgriSolutions brand of crop protection products, LAND O LAKES-branded animal milk replacers; and Purina brand horse feed.

                                     -more-

Land O'Lakes First Quarter - Page 2 of 4


SALES/EARNINGS
The company attributed the decline in sales and the net loss for the quarter to the shift in traditional Easter holiday Dairy Foods volume and margins from the first quarter to the second; slumping commodity markets; the impact of current economic conditions on consumer and agricultural-producer purchasing trends (leading to reduced volumes); the ongoing dairy processing capacity/milk supply imbalance in the Upper Midwest; and costs related to the start-up and completion of CPI.

DAIRY FOODS
Land O'Lakes reported a pretax loss of $19.6 million in Dairy Foods for the quarter, as compared to a $3.8 million loss in the first quarter of 2002. Those results included $320,000 in pretax earnings in its Value Added operations and a $19.9 million pretax loss in its Dairy Foods Industrial operations.

Outlining Value Added results, company officials noted that the timing of the Easter holiday affected first quarter volumes and earnings. First quarter volumes for branded butter and spreads were down 13 percent from the first quarter of 2002, but Land O'Lakes expects to make up that shortfall in April. Other Value Added highlights included a 2.3 percent increase in cheese volume, driven by positive performance in the Foodservice and Deli areas, partly offset by declines in retail cheese sales.

Commenting on the company's Dairy Foods Industrial (manufacturing) business, Land O'Lakes officials noted that commodity prices were down across the board versus the first quarter of 2002. (Statistically, butter was down 16 percent, cheese down 11 percent, nonfat dry milk down 11 percent and whey down 30 percent).

In addition, the company faced costs related to the restructuring of its Upper Midwest dairy manufacturing assets and the start-up of CPI. Company officials reported continued progress in Industrial restructuring, including the closing of its Perham, Minnesota, whey operations; the shut down of its Gustine, California, cheese manufacturing facility; and the planned closure, later this year, of its Volga, South Dakota, cheese plant. The company also reported progress in the CPI start-up, with 87 percent customer product approval, and affirmed its intention to move forward with the next stage of the project - a planned capacity expansion which will reduce per unit costs and improve profitability.

FEED
Land O'Lakes reported $15.1 million in pretax earnings in Feed for the quarter, up from $3.5 million for the first quarter of 2002. The earnings increase was attributed to a combination of $8.9 million in litigation settlement proceeds, the continued capturing of synergies from the late 2001 acquisition of Purina Mills, additional internal cost-reduction efforts, and strength in branded lifestyle feeds and milk replacers.

Livestock/commodity feed volumes were down 12 percent versus the first quarter of 2002 due, in part, to depressed dairy and swine markets, which resulted in herd liquidations and reductions.

                                     -more-

Land O'Lakes First Quarter - Page 3 of 4


A highlight of Feed's performance was the success of the company's innovative Cow's Match(TM) Calf Growth Formula, which has now been rolled out nationally and accounts for 17 percent of LAND O LAKES milk replacer sales.

SWINE
Swine markets remained depressed, with prices down 8.5 percent from the first quarter of 2002. Land O'Lakes reported a pretax loss of $4.1 million for the quarter in Swine, as compared to a loss of $521,000 for the first quarter of 2002.

The company reported progress in its efforts to reduce capital usage and decrease its exposure to market risk in swine, through efforts to reposition underperforming assets and phase out higher-risk swine programs.

During the quarter, the company sold its interest in a Pennsylvania swine joint venture (Harmony Farms), as well as specific swine assets in Oklahoma. In addition, volumes in higher-risk swine programs were down 12.5 percent versus first quarter 2002, while volume in the company's profitable Aligned Swine program was up 6.8 percent. The company expects to continue efforts to reposition its swine operations, as additional swine contracts expire over the course of 2003.

LAYERS/EGGS
The company participates in the layers/eggs industry through its MoArk joint venture. The quarter saw a moderate rebound in egg markets, and Land O'Lakes reported $906,000 in pretax earnings for the quarter versus a $1.5 million loss in layers/eggs in the first quarter of 2002.

One of the highlights in this business was the continued growth of LAND O LAKES-branded eggs. Sales for the quarter averaged more than 3,000 dozen weekly, nearly double the first quarter of 2002. Overall, MoArk volume was up 3.6 percent over the first quarter of 2002 - to 202 million dozen eggs for the quarter.

SEED
Seed earnings continued strong for the quarter at $10.6 million, as compared to $11.1 million for the first quarter of 2002. These results were driven, in part, by the positive performance of CROPLAN GENETICS-branded seed.

During the quarter, the company also launched sales of a corn-rootworm (resistant) hybrid, following Environmental Protection Agency approval.

AGRONOMY
The company reported an $8.8 million pretax loss in Agronomy for the quarter, an improvement over the $15.4 million loss for the first quarter of 2002. The company participates in Agronomy through its 50 percent ownership in the Agriliance joint venture. First quarter losses are common in this segment, as the primary selling season does not start until spring. Land O'Lakes anticipates a cash dividend from Agriliance in 2003.


                                     -more-

Land O'Lakes First Quarter - Page 4 of 4


The national food and agricultural cooperative will discuss its first quarter results in a conference call scheduled for 1:00 p.m., Eastern Time, April 24, 2003. The dial-in numbers are USA - 1-888-566-5774; International - 1-415-228-4835. The passcode is "Land O'Lakes." A replay of the conference call will be available through May 1, 2003, at USA - 1-800-677-8851; International - 1-402-998-1646. The replay access ID is #3824. Additional materials will be available on the company's website (www.landolakesinc.com) for an extended period of time.

Land O'Lakes is a national, farmer-owned food and agricultural cooperative, with annual sales of approximately $6 billion. Land O'Lakes does business in all 50 states and more than 50 countries. It is a leading marketer of a full line of dairy-based consumer, foodservice and food ingredient products across the United States; serves its international customers with a variety of food and animal feed ingredients; and provides farmers and local cooperatives with an extensive line of agricultural supplies (feed, seed, crop nutrients and crop protection products) and services.
                                      -30-
Note:  Attachments follow.

                              CAUTIONARY STATEMENT

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management's current expectations and assumptions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. In particular, management's predictions about realizing delayed Easter sales in the second quarter may be affected by, among other things, changes in consumer preference and the competitive environment. In addition, the company's ability to reduce capital usage and market risk in its Swine segment could be affected by, among other things, commodity price fluctuations, the competitive environment in the industry and contractual obligations. Further, management's expectations that the company will receive a dividend from Agriliance in 2003 may be affected by, among other things, the competitive environment in which Agriliance competes, Agriliance's dependence on its suppliers and the discretion of Agriliance's board members to declare a dividend. Management's expectations regarding improved profitability at Cheese and Protein International may be affected by, among other things, actual construction costs incurred and construction time required, and the timing and levels of customer acceptance. The company undertakes no obligations to publicly revise any forward-looking statements to reflect future events or circumstances. For a discussion of additional factors that may materially affect management's estimates and predictions, please view Land O'Lakes Annual Report filed on Form 10-K for the year ended December 31, 2002, which can be found on the Securities and Exchange Commission web site (www.sec.gov) and the company's website (www.landolakesinc.com).

                               LAND O'LAKES, INC.
                          CONSOLIDATED BALANCE SHEETS
                                ($ IN THOUSANDS)

                                                                            MARCH 31,           DECEMBER 31,
                                                                              2003                 2002
------------------------------------------------------------------------------------------------------------
                                                                           (Unaudited)
ASSETS
Current assets:
     Cash and short-term investments                                      $    34,212           $    64,327
     Receivables, net                                                         504,340               567,584
     Receivable from legal settlement                                               -                96,707
     Inventories                                                              495,953               446,386
     Prepaid expenses                                                          97,215               189,246
     Other current assets                                                      13,689                13,878
------------------------------------------------------------------------------------------------------------
         Total current assets                                               1,145,409             1,378,128

Investments                                                                   549,381               545,592
Property, plant and equipment, net                                            576,705               579,860
Property under capital lease                                                  103,511               105,736
Goodwill, net                                                                 317,905               323,413
Other intangibles                                                             102,472               101,770
Other assets                                                                  210,980               211,823
------------------------------------------------------------------------------------------------------------
         Total assets                                                     $ 3,006,363           $ 3,246,322
============================================================================================================

LIABILITIES AND EQUITIES
Current liabilities:
     Notes and short-term obligations                                     $    45,825           $    37,829
     Current portion of long-term debt                                         81,965               104,563
     Current portion of obligation under capital lease                          8,867               108,279
     Accounts payable                                                         509,781               701,786
     Accrued expenses                                                         202,092               204,629
     Patronage refunds and other member equities payable                        7,128                12,388
------------------------------------------------------------------------------------------------------------
         Total current liabilities                                            855,658             1,169,474

Long-term debt                                                                988,872             1,007,308
Obligation under capital lease                                                 97,005                     -
Employee benefits and other liabilities                                       106,532               104,340
Minority interests                                                             57,662                53,687

Equities:
     Capital stock                                                              2,169                 2,190
     Member equities                                                          863,546               873,659
     Retained earnings                                                         34,919                35,664
------------------------------------------------------------------------------------------------------------
         Total equities                                                       900,634               911,513
------------------------------------------------------------------------------------------------------------
Commitments and contingencies
------------------------------------------------------------------------------------------------------------
Total liabilities and equities                                            $ 3,006,363           $ 3,246,322
============================================================================================================

                               LAND O'LAKES, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                ($ IN THOUSANDS)
                                  (UNAUDITED)

                                                                 THREE MONTHS ENDED
                                                                     MARCH 31,
                                                       ----------------------------------
                                                            2003                2002
-----------------------------------------------------  --------------      --------------
Net sales                                                $ 1,454,452         $ 1,524,196
Cost of sales                                              1,328,903           1,376,221
-----------------------------------------------------  --------------      --------------
Gross profit                                                 125,549             147,975

Selling, general and administration                          119,969             127,521
Restructuring and impairment charges                           1,092               3,435
-----------------------------------------------------  --------------      --------------
Earnings from operations                                       4,488              17,019

Interest expense, net                                         17,385              17,547
Gain on legal settlements                                     (8,889)                  -
Gain on sale of intangible                                         -              (4,184)
Gain on sale of investment                                      (500)                  -
Equity in loss of affiliated companies                           983               9,861
Minority interest in earnings of subsidiaries                  1,489                 934
-----------------------------------------------------  --------------      --------------
Loss before income taxes                                      (5,980)             (7,139)
Income tax benefit                                            (5,609)             (6,163)
-----------------------------------------------------  --------------      --------------
Net loss                                                 $      (371)        $      (976)
=====================================================  ==============      ==============

EBITDA (1)                                               $    40,656         $    43,929
Consolidated Coverage Ratio (LTM) (2)                            4.5                 3.3

(1) EBITDA as defined in the bond indenture.

(2) Consolidated coverage ratio is calculated using EBITDA and interest expense for the last twelve months adjusted for acquisitions and divestitures as defined in the bond indenture and is required to be greater than 2.5.

                               LAND O'LAKES, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                ($ IN THOUSANDS)
                                  (UNAUDITED)

                                                                                                       THREE MONTHS ENDED
                                                                                                           MARCH 31,
                                                                                               ----------------------------------
                                                                                                   2003               2002
                                                                                               --------------    ----------------
Cash flows from operating activities:
       Net loss                                                                                    $    (371)       $    (976)
       Adjustments to reconcile net loss to net cash
         provided (used) by operating activities:
           Depreciation and amortization                                                              26,642           27,379
           Amortization of deferred financing charges                                                    913              125
           Bad debt expense                                                                              691              253
           Proceeds from patronage revolvement received                                                   10              127
           Non-cash patronage income                                                                    (209)            (923)
           Receivable from legal settlement                                                           96,707                -
           Decrease (increase) in other assets                                                         1,709             (824)
           Increase (decrease) in other liabilities                                                    2,096           (1,208)
           Restructuring and impairment charges                                                        1,092            3,435
           Equity in loss of affiliated companies                                                        983            9,862
           Minority interests                                                                          1,489              934
           Other                                                                                      (1,229)          (4,944)
       Changes in current assets and liabilities, net of acquisitions and divestitures:
           Receivables                                                                                62,553           22,255
           Inventories                                                                               (47,777)         (42,880)
           Other current assets                                                                       92,304           77,987
           Accounts payable                                                                         (192,201)        (172,389)
           Accrued expenses                                                                           (6,537)         (22,197)
                                                                                                   ---------        ---------
        Net cash provided (used) by operating activities                                              38,865         (103,984)

Cash flows from investing activities:
       Additions to property, plant and equipment                                                    (16,120)         (17,674)
       Payments for investments                                                                       (8,800)          (3,595)
       Proceeds from sale of investments                                                               3,000           21,009
       Proceeds from sale of property, plant and equipment                                             1,562            6,622
       Dividends from investments in affiliated companies                                              1,737            3,084
       Other                                                                                           2,581               37
                                                                                                   ---------        ---------
       Net cash (used) provided by investing activities                                              (16,040)           9,483

Cash flows from financing activities:
       Increase in short-term debt                                                                    24,768           37,877
       Proceeds from issuance of long-term debt                                                          425            1,688
       Payments on principal of long-term debt                                                       (61,934)         (41,734)
       Payments on principal of capital lease obligation                                              (2,217)               -
       Payments for redemption of member equities                                                    (15,331)         (20,060)
       Other                                                                                           1,349              362
                                                                                                   ---------        ---------
       Net cash used by financing activities                                                         (52,940)         (21,867)
                                                                                                   ---------        ---------
       Net decrease in cash                                                                          (30,115)        (116,368)
Cash and short-term investments at beginning of period                                                64,327          130,169
                                                                                                   ---------        ---------
Cash and short-term investments at end of period                                                   $  34,212        $  13,801
                                                                                                   =========        =========

                               LAND O'LAKES, INC.
                                     EBITDA
                                ($ IN THOUSANDS)
                                  (UNAUDITED)

                                                                                                                           TWELVE
                                                                                       THREE MONTHS ENDED               MONTHS ENDED
                                                                                             MARCH 31,                     MARCH 31,
                                                                                    -----------------------------       ------------
                                                                                       2003              2002               2003
------------------------------------------------------------------------------      -----------       -----------       -----------
EBITDA:
EARNINGS (LOSS) FROM OPERATIONS                                                     $     4,488       $    17,019       $   (28,908)
Non-cash patronage income                                                                  (357)             (796)              141
Joint venture cash distributions                                                          1,808             3,084            26,282
Depreciation and amortization                                                            26,642            27,504           102,837
Non-cash impairment charges                                                                  92               729            17,602
Gain on legal settlements                                                                 8,889                 -           164,433
Severance costs incurred - PMI acquisition                                                    -               212             8,491
Unrealized hedging (gain) loss                                                           (2,771)           (5,063)            1,153
Unrestricted entities - EBITDA                                                            1,865             1,240            19,176
------------------------------------------------------------------------------      -----------       -----------       -----------
 BOND EBITDA                                                                        $    40,656       $    43,929       $   311,207

RECONCILIATION TO CASH FLOWS FROM OPERATING ACTIVITIES: (1)
Income tax benefit                                                                        5,609             6,163             1,648
Bad debt expense                                                                            691               253             5,532
Deferred income tax benefit                                                                   -                 -            (5,050)
Decrease (increase) in other assets                                                       1,709              (824)          (83,310)
Increase (decrease) in other liabilities                                                  2,096            (1,208)            1,003
Other                                                                                      (571)           (5,155)            4,510
Changes in working capital                                                                5,049          (137,224)           37,434
Interest expense (excluding amortization interest)                                      (16,472)          (17,547)          (64,708)
Gain on sale of intangibles                                                                   -             4,184                 -
Joint venture cash distributions                                                         (1,808)           (3,084)          (26,282)
Restructuring charges                                                                     1,000             2,706             2,764
Unrealized hedging gain (loss)                                                            2,771             5,063            (1,153)
Unrestricted entities - EBITDA                                                           (1,865)           (1,240)          (19,176)
------------------------------------------------------------------------------      -----------       -----------       -----------
 CASH FLOWS FROM OPERATING ACTIVITIES                                               $    38,865       $  (103,984)      $   164,419
==============================================================================      ===========       ===========       ===========

RECONCILIATION OF BOND EBITDA TO BANK EBITDA
 BOND EBITDA                                                                        $    40,656       $    43,929       $   311,207
Finance Co. Restricted for Bank                                                            (287)             (677)             (903)
Net legal settlements received (accrual)                                                 95,867                 -            (3,841)
Restructuring charges less cash spent                                                      (195)             (817)            3,036
Gain on divestiture of businesses                                                             -                 -             4,992
Purina related - onetime charges                                                              -             6,572             8,301
Non-cash one-time items / reserves                                                          (10)                -             3,353
Gain on sale of assets                                                                      500                 -             6,107
------------------------------------------------------------------------------      -----------       -----------       -----------
 BANK EBITDA                                                                        $   136,531       $    49,007       $   332,252
==============================================================================      ===========       ===========       ===========
BANK COVENANTS

Interest expense coverage ratio - required > 2.5                                                                             4.78 x
                                           -
Leverage ratio - required < 4.25                                                                                             2.74 x
                          -

Consolidated cash interest expense (2)
INTEREST EXPENSE, NET                                                                                                   $    68,684
Interest earned                                                                                                               5,871
Interest on capital lease obligation                                                                                            847
Change in accrued interest                                                                                                    1,181
Unrestricted subs interest expense                                                                                           (1,857)
Non-cash amortization financing costs                                                                                        (5,278)
                                                                                                                        -----------
   Total bank consolidated cash interest expense                                                                        $    69,448
                                                                                                                        ===========

Consolidated Indebtedness (3)
TOTAL INDEBTEDNESS (INCLUDING CAPITAL LEASE AND CAPITAL SECURITIES)                                                     $ 1,222,534
Less capital securities                                                                                                    (190,700)
Less CPI capital lease                                                                                                     (105,872)
Less CPI bonds                                                                                                              (15,365)
Less other unrestricted subs debt                                                                                            (1,369)
                                                                                                                        -----------
   Total bank consolidated indedtedness                                                                                 $   909,228
                                                                                                                        ===========


(1) As required by the SEC's recently issued Regulation G, a reconciliation of EBITDA, a non GAAP liquidiy measure, with the most directly comparable GAAP liquidity measure, cash flow from operating activities follows.

(2) Dividends on capital securities are included in interest expense.

(3) Capital securities and external debt of unrestricted subsidiaries are excluded from the bank indebtedness calculation as per the Credit Agreement.